UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 31, 2008
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     Effective December 31, 2008, R. J. Reynolds Tobacco Company (an indirect wholly owned subsidiary of Reynolds American Inc. and referred to as “RJRT”) and Alcan Packaging Food and Tobacco Inc. (referred to as “Alcan”) entered into a Second Amendment to Supply Agreement (referred to as the “Amendment”), amending the Supply Agreement, dated May 2, 2005 (as amended by a first amendment, dated September 16, 2005, referred to as the “Supply Agreement”), between RJRT and Alcan.
     RJRT purchases certain of its cigarette packaging requirements from Alcan pursuant to the Supply Agreement. The Amendment, among other changes, (1) deletes the section of the Supply Agreement increasing the pricing of packaging products in the event of changes in the volume of products purchased by RJRT under the Supply Agreement, and (2) subject to the satisfaction of conditions as set forth in the Amendment, adds cigarette packaging sleeves to the scope of the Supply Agreement.
     The foregoing description of the Amendment is qualified in its entirety by the complete text of the Amendment, a copy of which is attached to this report as exhibit 10.1.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following is filed as an Exhibit to this Report.

Number	Exhibit

10.1	Second Amendment to Supply Agreement effective December 31, 2008, between R. J. Reynolds Tobacco Company and Alcan Packaging Food and Tobacco Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.
By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: January 7, 2009

INDEX TO EXHIBITS

Number	Exhibit

10.1	Second Amendment to Supply Agreement effective December 31, 2008, between R. J. Reynolds Tobacco Company and Alcan Packaging Food and Tobacco Inc.